Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Introduction
Effective August 31, 2017, pursuant to the merger of equals transaction contemplated by the Agreement and Plan of Merger, dated as of December 11, 2015, as amended on March 31, 2017 (the "Merger Agreement"), The Dow Chemical Company ("Dow") and E. I. du Pont de Nemours and Company ("DuPont") each merged with wholly owned subsidiaries of DowDuPont Inc. ("DowDuPont" or the "Company") (the "Mergers") and, as a result of the Mergers, Dow and DuPont became subsidiaries of DowDuPont (collectively, the "Merger").
The following unaudited pro forma combined financial statements and accompanying notes ("pro forma financial statements") are based on the historical consolidated financial statements and the accompanying notes of Dow and DuPont, adjusted to give effect to the Merger. The unaudited pro forma combined balance sheet ("pro forma balance sheet") is presented as if the Merger had been consummated on June 30, 2017. The unaudited pro forma combined statements of income ("pro forma statements of income") for the six months ended June 30, 2017 and the fiscal year ended December 31, 2016 are presented as if the Merger had been consummated on January 1, 2016. The pro forma financial statements should be read in conjunction with the separate historical financial statements contained in each of the Dow and DuPont Quarterly Reports on Form 10-Q for the period ended June 30, 2017 and Annual Reports on Form 10-K for the year ended December 31, 2016, as previously filed with the U.S. Securities and Exchange Commission.
The pro forma financial statements, which were prepared in accordance with Article 11 of Regulation S-X, are not necessarily indicative of the financial position or results of operations had the Merger been completed at or as of the dates indicated, nor is it indicative of the future financial position or operating results of DowDuPont. Transactions between Dow and DuPont during the periods presented in the pro forma financial statements have been eliminated as if Dow and DuPont were consolidated affiliates during the periods presented. The pro forma financial statements give effect to consummated or probable and identifiable divestitures agreed to with certain regulatory agencies as a condition of approval for the Merger. The pro forma financial statements do not reflect any cost or growth synergies that DowDuPont may achieve as a result of the Merger, future costs to combine the operations of Dow and DuPont, or the costs necessary to achieve any cost or growth synergies.
DowDuPont intends to pursue, subject to the receipt of approval by the DowDuPont board of directors ("Board"), the separation of the combined company's agriculture business, specialty products business and materials science business through a series of tax-efficient transactions (collectively, the "Intended Business Separations"). No determination has been made by the Board as to the form or structure or the timing of any such potential Intended Business Separations. In addition, the Board has not determined the material facts, terms and conditions of any potential Intended Business Separations. Due to the uncertainties described above, management has determined the Intended Business Separations are not probable, as that term is used in Article 11 of Regulation S-X, and any related pro forma adjustments are not factually supportable. Accordingly, the pro forma financial statements do not reflect any of the Intended Business Separations.

DowDuPont Inc.
Unaudited Pro Forma Combined Balance Sheet
As of June 30, 2017

In millions	Historical Dow	Historical DuPont	Reclass (Note 3)	Divest. (Note 8)	Pro Forma Adj.	Note 6 Ref.	Pro Forma
Assets
Current Assets
Cash and cash equivalents	$6,218	$3,254	$—	$274	$(1,017)	Q / R	$8,729
Marketable securities	—	2,974	—	—	—		2,974
Accounts and notes receivable, net	—	8,562	(8,562)	—	—		—
Accounts and notes receivable - Trade, net	5,307	—	6,802	(84)	(35)	P	11,990
Accounts and notes receivable - Other	5,557	—	1,694	(22)	—		7,229
Inventories	8,163	4,856	—	(471)	3,601	C	16,149
Prepaid expenses	—	476	(476)	—	—		—
Other current assets	690	—	542	(1)	(122)	D	1,109
Assets held for sale	—	—	—	1,229	2,385	E	3,614
Total current assets	25,935	20,122	—	925	4,812		51,794
Noncurrent Assets
Investment in nonconsolidated affiliates	3,665	698	—	—	988	F	5,351
Other investments	2,985	—	61	—	—		3,046
Noncurrent receivables	755	—	91	—	—		846
Net property	24,116	8,959	—	(478)	3,439	G	36,036
Goodwill	15,439	4,232	—	(155)	41,165	O	60,681
Other intangible assets, net	5,812	3,623	—	—	24,289	H / T	33,724
Deferred income tax assets	2,922	2,841	—	—	(2,606)	D / I	3,157
Deferred charges and other assets	618	2,731	(152)	(5)	(652)	D / J	2,540
Total noncurrent assets	56,312	23,084	—	(638)	66,623		145,381
Total Assets	$82,247	$43,206	$—	$287	$71,435		$197,175
Liabilities and Equity
Current Liabilities
Notes payable	$480	$—	$3,471	$—	$—		$3,951
Short-term borrowings and capital lease obligations	—	3,473	(3,473)	—	—		—
Long-term debt due within one year	955	—	2	—	—		957
Accounts payable	—	2,756	(2,756)	—	—		—
Accounts payable - Trade	4,623	—	2,407	(99)	(35)	P	6,896
Accounts payable - Other	3,113	—	704	—	—		3,817
Income taxes payable	531	153	—	12	—		696
Dividends payable	559	—	(559)	—	—		—
Accrued and other current liabilities	3,168	4,060	204	(55)	167	F/L/Q/S/T	7,544
Liabilities held for sale	—	—	—	184	—		184
Total current liabilities	13,429	10,442	—	42	132		24,045
Other Noncurrent Liabilities
Long-term debt	20,072	10,086	—	—	570	K	30,728
Other liabilities	—	9,718	(9,718)	—	—		—
Deferred income tax liabilities	916	366	—	76	8,933	M	10,291
Pension and other postretirement benefits - noncurrent	11,195	—	7,495	(9)	(225)	N / Q	18,456
Asbestos-related liabilities - noncurrent	1,301	—	—	—	—		1,301
Other noncurrent obligations	5,745	—	2,223	(17)	—		7,951
Total other noncurrent liabilities	39,229	20,170	—	50	9,278		68,727
Stockholders' Equity
Preferred stock	—	237	—	—	(237)	U	—
Common stock	3,107	286	—	—	(3,370)	U	23
Additional paid-in capital	4,202	11,424	—	—	65,307	U	80,933
Retained earnings	31,417	16,233	—	195	(17,103)	U	30,742
Accumulated other comprehensive loss	(9,074)	(9,065)	—	—	9,455	U	(8,684)
Unearned ESOP shares	(198)	—	—	—	—		(198)
Treasury stock at cost	(1,033)	(6,727)	—	—	7,760	U	—
DowDuPont's stockholders' equity	28,421	12,388	—	195	61,812		102,816
Noncontrolling interests	1,168	206	—	—	213	A / B / U	1,587
Total equity	29,589	12,594	—	195	62,025		104,403
Total Liabilities and Equity	$82,247	$43,206	$—	$287	$71,435		$197,175
See Notes to the Unaudited Pro Forma Combined Financial Statements.

DowDuPont Inc.
Unaudited Pro Forma Combined Statement of Income
For the Six Months Ended June 30, 2017

In millions, except per share amounts	Historical Dow	Historical DuPont	Reclass (Note 3)	Divest. (Note 8)	Pro Forma Adj.	Note 7 Ref.	Pro Forma
Net sales	$27,064	$15,167	$73	$(994)	$(126)	A	$41,184
Cost of sales	20,961	8,563	271	(417)	52	A/C/I	29,430
Other operating charges	—	380	(380)	—	—		—
Research and development expenses	821	857	(20)	(78)	14	C	1,594
Selling, general and administrative expenses	1,722	2,608	(610)	(102)	22	C	3,640
Other income, net	—	285	(285)	—	—		—
Amortization of intangibles	312	—	108	—	443	D	863
Restructuring and asset related charges - net	(13)	312	—	—	—		299
Integration and separation costs	—	—	631	(15)	(78)	B	538
Equity in earnings of nonconsolidated affiliates	250	—	42	—	(11)	E	281
Sundry income (expense) - net	(171)	—	182	(11)	—		—
Interest income	47	—	(47)	—	—		—
Interest expense and amortization of debt discount	445	183	—	—	(60)	F	568
Income from continuing operations before income taxes	$2,942	$2,549	$(35)	$(393)	$(530)		$4,533
Provision for income taxes on continuing operations	668	352	(35)	(78)	(186)	G	721
Income from continuing operations, net of tax	$2,274	$2,197	$—	$(315)	$(344)		$3,812
Net income attributable to noncontrolling interests	65	15	—	—	5	H	85
Net income from continuing operations attributable to DowDuPont Inc.	$2,209	$2,182	$—	$(315)	$(349)		$3,727
Preferred stock dividends	—	5	—	—	(5)	H	—
Net income from continuing operations available for DowDuPont Inc. common stockholders	$2,209	$2,177	$—	$(315)	$(344)		$3,727

Per common share data:
Earnings per common share from continuing operations - basic	$1.82						$1.60
Earnings per common share from continuing operations - diluted	$1.79						$1.59

Weighted-average common shares outstanding - basic	1,207.2						2,320.4
Weighted-average common shares outstanding - diluted	1,225.5						2,344.4
See Notes to the Unaudited Pro Forma Combined Financial Statements.

DowDuPont Inc.
Unaudited Pro Forma Combined Statement of Income
For the Year Ended December 31, 2016

In millions, except per share amounts	Historical Dow	Historical DuPont	Reclass (Note 3)	Divest. (Note 8)	Pro Forma Adj.	Note 7 Ref.	Pro Forma
Net sales	$48,158	$24,594	$170	$(1,812)	$(216)	A	$70,894
Cost of sales	37,641	14,469	559	(783)	110	A/C/I	51,996
Other operating charges	—	686	(686)	—	—		—
Research and development expenses	1,584	1,641	(40)	(153)	29	C	3,061
Selling, general and administrative expenses	3,304	4,319	(762)	(203)	43	C	6,701
Other income, net	—	708	(708)	—	—		—
Amortization of intangibles	544	—	194	—	886	D	1,624
Restructuring and asset related charges - net	452	552	—	4	—		1,008
Integration and separation costs	—	—	735	—	(259)	B	476
Asbestos-related charge	1,113	—	—	—	—		1,113
Equity in earnings of nonconsolidated affiliates	442	—	99	—	(25)	E	516
Sundry income (expense) - net	1,202	—	568	(10)	—		1,760
Interest income	107	—	(107)	—	—		—
Interest expense and amortization of debt discount	858	370	—	—	(120)	F	1,108
Income from continuing operations before income taxes	$4,413	$3,265	$22	$(687)	$(930)		$6,083
Provision for income taxes on continuing operations	9	744	22	(160)	(327)	G	288
Income from continuing operations, net of tax	$4,404	$2,521	$—	$(527)	$(603)		$5,795
Net income attributable to noncontrolling interests	86	12	—	—	10	H	108
Net income from continuing operations attributable to DowDuPont Inc.	$4,318	$2,509	$—	$(527)	$(613)		$5,687
Preferred stock dividends	340	10	—	—	(10)	H	340
Net income from continuing operations available for DowDuPont Inc. common stockholders	$3,978	$2,499	$—	$(527)	$(603)		$5,347

Per common share data:
Earnings per common share from continuing operations - basic	$3.57						$2.40
Earnings per common share from continuing operations - diluted	$3.52						$2.37

Weighted-average common shares outstanding - basic	1,108.1						2,221.3
Weighted-average common shares outstanding - diluted	1,123.2						2,242.1
See Notes to the Unaudited Pro Forma Combined Financial Statements.

NOTE 1 - DESCRIPTION OF TRANSACTION

Effective August 31, 2017, Dow and DuPont completed the previously announced merger of equals transaction contemplated by the Merger Agreement, by and among Dow, DuPont, DowDuPont, Diamond Merger Sub, Inc. and Orion Merger Sub, Inc. Pursuant to the Merger Agreement, (i) Diamond Merger Sub, Inc. was merged with and into Dow, with Dow surviving the merger as a subsidiary of DowDuPont (the "Diamond Merger") and (ii) Orion Merger Sub, Inc. was merged with and into DuPont, with DuPont surviving the merger as a subsidiary of DowDuPont (the "Orion Merger" and together with the Diamond Merger, the "Mergers"), and as a result of the Mergers, each of DuPont and Dow became subsidiaries of DowDuPont (collectively, the "Merger").
Upon completion of the Diamond Merger, each share of common stock, par value $2.50 per share, of Dow (the "Dow Common Stock") (excluding any shares of Dow Common Stock that were held in treasury immediately prior to the effective time of the Diamond Merger, which were automatically canceled and retired for no consideration) was converted into the right to receive one fully paid and non-assessable share of common stock, par value $0.01 per share, of DowDuPont (the "DowDuPont Common Stock"). Upon completion of the Orion Merger, (i) each share of common stock, par value $0.30 per share, of DuPont (the "DuPont Common Stock") (excluding any shares of DuPont Common Stock that were held in treasury immediately prior to the effective time of the Orion Merger, which were automatically canceled and retired for no consideration) was converted into the right to receive 1.2820 fully paid and non-assessable shares of DowDuPont Common Stock, in addition to cash in lieu of any fractional shares of DowDuPont Common Stock, and (ii) each share of DuPont Preferred Stock-$4.50 Series and DuPont Preferred Stock-$3.50 Series (collectively, the "DuPont Preferred Stock") issued and outstanding immediately prior to the effective time of the Mergers remains issued and outstanding and was unaffected by the Mergers.

As provided in the Merger Agreement, at the effective time of the Mergers, (i) all options, deferred stock, performance deferred stock and other equity awards relating to shares of Dow Common Stock outstanding immediately prior to the effective time of the Mergers were generally automatically converted into options, deferred stock and other equity awards, respectively, relating to shares of DowDuPont Common Stock after giving effect to appropriate adjustments to reflect the Mergers and otherwise generally on the same terms and conditions as applied under the applicable plans and award agreements immediately prior to the effective time of the Mergers, and (ii) all options relating to shares of DuPont Common Stock that were outstanding immediately prior to the effective time of the Mergers were generally automatically converted into options relating to shares of DowDuPont Common Stock and all restricted stock units and performance-based restricted stock units relating to shares of DuPont Common Stock that were outstanding immediately prior to the effective time of the Mergers were generally automatically converted into restricted stock units relating to shares of DowDuPont Common Stock, in each case, after giving effect to appropriate adjustments to reflect the Mergers and otherwise generally on the same terms and conditions as applied under the applicable plans and award agreements immediately prior to the effective time of the Mergers.

NOTE 2 - BASIS OF PRO FORMA PRESENTATION

The accompanying unaudited pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X using the acquisition method of accounting in accordance with Accounting Standards Codification ("ASC") Topic 805, "Business Combinations" ("ASC 805") and are based on the historical consolidated financial information of Dow and DuPont. The historical consolidated financial information has been adjusted in the accompanying pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the pro forma statements of income, expected to have a continuing impact on the consolidated results.

U.S. Generally Accepted Accounting Principles requires that one of the two companies in a merger be designated as the acquirer for accounting purposes based on the evidence available. Dow was determined to be the accounting acquirer in the Merger. Under ASC 805, Dow, as the accounting acquirer, will account for the transaction by using Dow historical financial information and accounting policies and adding the assets and liabilities of DuPont as of the closing date at their respective fair values.

The acquisition method of accounting uses the fair value concepts defined in ASC Topic 820, "Fair Value Measurements and Disclosures" ("ASC 820"). Fair value is defined in ASC 820 as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date." Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances. The allocation of the merger consideration is preliminary, pending finalization of various estimates and analyses. Since these pro forma financial statements have been prepared based on preliminary fair values, the final amounts recorded for the acquisition date fair values, including goodwill, may differ from the information presented.

The initial allocation of merger consideration in these pro forma financial statements is based upon consideration of approximately $75 billion. This amount is based on approximately 1,113.2 million shares of common stock that DowDuPont issued to holders of DuPont Common Stock in connection with the Merger, based on the number of shares of DuPont Common Stock outstanding as of August 31, 2017 and the DuPont exchange ratio of 1.2820 provided in the Merger Agreement, as well as the fair value of approximately $485 million related to equity awards held by DuPont employees that were exchanged for DowDuPont equity awards. The consideration has been calculated using the closing share price of Dow Common Stock on August 31, 2017, equal to $66.65 per share.

The pro forma balance sheet combines the unaudited historical consolidated balance sheets of Dow and DuPont as of June 30, 2017, giving effect to the Merger as if it had been consummated on June 30, 2017. The pro forma statements of income combine the unaudited historical consolidated statements of income of Dow and DuPont for the six months ended June 30, 2017 and audited historical consolidated statements of income of Dow and DuPont for the fiscal year ended December 31, 2016, giving effect to the Merger as if it had been consummated on January 1, 2016.

The pro forma financial statements give effect to consummated or probable and identifiable divestitures agreed to with certain regulatory agencies as a condition of approval for the Merger. One-time transaction-related expenses incurred prior to, or concurrent with, the closing of the Merger are not included in the pro forma statements of income. However, the impact of such transaction expenses is reflected in the pro forma balance sheet as a decrease to "Retained earnings" and an increase to "Accrued and other current liabilities."

The pro forma financial statements do not reflect restructuring or integration activities or other costs following the Merger that may be incurred to achieve cost or growth synergies of DowDuPont.

DuPont entered into a trust agreement in 2013 (as amended and restated in the third quarter of 2017) that establishes and requires DuPont to fund a trust (the "Trust") for cash obligations under certain nonqualified deferred compensation plans upon a change-in-control event as defined in the trust agreement. Under the trust agreement, the consummation of the Merger was a change-in-control event. As a result, within 90 days following August 31, 2017, DuPont is required to contribute to the Trust approximately $570 million. DuPont may use one or more sources of liquidity to fund the contribution. Management is currently evaluating and will finalize the funding source(s) in the fourth quarter of 2017. Therefore, no adjustments have been made to the pro forma balance sheet to reflect the funding of the Trust.

Dow completed a review of DuPont’s accounting policies. As a result, the pro forma statements of income include adjustments conforming DuPont's accounting policy of deferring and amortizing expense for planned major maintenance activities to Dow's accounting policy of directly expensing the costs as incurred, as described in Note 7. In addition, certain historical balances of Dow and DuPont have been reclassified in the pro forma financial statements to conform to the presentation that will be adopted for DowDuPont, as reflected in Note 3. Dow is not aware of any other material accounting policy differences between the two companies that would continue to exist subsequent to the application of purchase accounting.

NOTE 3 - RECLASSIFICATIONS

Balance Sheet Reclassifications
The table below summarizes certain reclassifications made to both the Dow and DuPont historical balance sheets to conform to the presentation that will be adopted for DowDuPont.

Balance Sheet Reclassifications June 30, 2017 In millions	Reclassification Adjustments
DuPont Accounts and notes receivable, net (as reported)	$8,562
Accounts and notes receivable - Trade, net		$6,802
Accounts and notes receivable - Other		1,713
Other current assets		47
Total		$8,562
Dow derivative assets in Accounts and notes receivable - Other (as reported)	$19
DuPont Prepaid expenses (as reported)	476
Other current assets		$495
Total	$495
DuPont Deferred charges and other assets	$152
Other investments		$61
Noncurrent receivables		91
Total		$152
DuPont Accounts payable (as reported)	$2,756
Accounts payable - Trade		$2,479
Accounts payable - Other		275
Accrued and other current liabilities		2
Total		$2,756
Dow deferred revenue in Accounts payable - Trade (as reported)	$72
Dow derivative liabilities in Accounts payable - Other (as reported)	161
Dow Dividends payable (as reported)	559
Accrued and other current liabilities		$792
Total	$792
DuPont Short-term borrowings and capital lease obligations (as reported)	$3,473
Notes payable		$3,471
Long-term debt due within one year		2
Total		$3,473
DuPont Other liabilities (as reported)	$9,718
Pension and other postretirement benefits - noncurrent		$7,495
Other noncurrent obligations		2,223
Total		$9,718

In addition to these reclassifications, accrued customer discounts and rebates of $590 million were reclassified from DuPont's as reported "Accrued and other current liabilities" to "Accounts payable - Other."

Income Statement Reclassifications
The table below summarizes certain reclassifications made to both the Dow and DuPont historical statements of income to conform to the presentation that will be adopted for DowDuPont.

Income Statement Reclassifications In millions	Six Months Ended Jun 30, 2017		Year Ended Dec 31, 2016
Dow Interest income (as reported)	$47		$107
Sundry income (expense) - net		$47		$107
DuPont Other operating charges (as reported)	$380		$686
Cost of sales		$287		$569
Selling, general and administrative expenses		59		52
Amortization of intangibles		34		65
Total		$380		$686
DuPont Other income, net (as reported)	$285		$708
Net sales		$73		$170
Equity in earnings of nonconsolidated affiliates		42		99
Sundry income (expense) - net		135		461
Benefit (provision) for income taxes on continuing operations [1]		35		(22)
Total		$285		$708
DuPont Amortization of intangibles:
In Cost of sales (as reported)	$15		$9
In Research and development expenses (as reported)	20		40
In Selling, general and administrative expenses (as reported)	39		80
Amortization of intangibles		$74		$129
Total	$74		$129
Dow and DuPont Integration and separation costs: [2]
In Cost of sales (Dow as reported)	$1		$1
In Selling, general, and administrative expenses (Dow as reported)	244		348
In Selling, general, and administrative expenses (DuPont as reported)	386		386
Integration and separation costs		$631		$735
Total	$631		$735

1.	Reflects the reclassification of interest associated with uncertain tax positions to "Provision for income taxes on continuing operations."

2.
The Company classifies expenses related to the Merger and the ownership restructure of Dow Corning as "Integration and separation costs." Merger-related costs include: costs incurred to prepare for and close the Merger, post-Merger integration expenses and costs incurred to prepare for the separation of the Company’s agriculture business, specialty products business and materials science business. The Dow Corning-related costs include: costs incurred to prepare for and close the ownership restructure as well as integration expenses. These costs primarily consist of financial advisor, information technology, legal, accounting, consulting and other professional advisory fees associated with preparation and execution of these activities.

NOTE 4 - CONSIDERATION

Consideration
In millions (except exchange ratio)
DuPont Common Stock outstanding as of Aug 31, 2017	868.3
DuPont exchange ratio	1.2820
DowDuPont Common Stock issued in exchange for DuPont Common Stock	1,113.2
Fair value of DowDuPont Common Stock issued [1]	$74,195
Fair value of DowDuPont equity awards issued in exchange for outstanding DuPont equity awards [2]	485
Total consideration	$74,680

1.	Amount was determined based on the price per share of Dow Common Stock of $66.65 on August 31, 2017.

2.
Represents the fair value of replacement awards issued for DuPont's equity awards outstanding immediately before the Merger and attributable to the service periods prior to the Merger. The previous DuPont equity awards were converted into the right to receive 1.2820 shares of DowDuPont Common Stock.

NOTE 5 - FAIR VALUE ESTIMATE OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

The table below represents an initial allocation of the consideration to DuPont’s tangible and intangible assets acquired and liabilities assumed based on management’s preliminary estimate of their respective fair values as of August 31, 2017.

Consideration and Fair Values In millions	DuPont as Reclassified	Fair Value Adjustment	Fair Value	Goodwill Calculation	Note 6 Ref.
Consideration			$74,680
Noncontrolling interests	$206	$(26)	$180		A
Preferred stock unaffected by merger	237	2	239		B
Noncontrolling interests and preferred stock	$443	$(24)	$419
Total				$75,099
Inventories	$4,527	$3,601	$8,128		C
Other current assets	522	(122)	400		D
Assets held for sale [1]	830	2,385	3,215		E
Investment in nonconsolidated affiliates	698	988	1,686		F
Net property	8,585	3,439	12,024		G
Other intangible assets, net	3,623	24,214	27,837		H
Deferred income tax assets	2,841	(2,436)	405		D / I
Deferred charges and other assets	2,574	(652)	1,922		D / J
All other assets (excluding goodwill) [2]	14,785	—	14,785
Total assets (excluding goodwill)	$38,985	$31,417	$70,402
Accrued and other current liabilities	$3,458	$(24)	$3,434		F / L
Long-term debt	10,086	570	10,656		K
Deferred income tax liabilities	362	8,933	9,295		M
Pension and other postretirement benefits - noncurrent	7,486	598	8,084		N
All other liabilities [2]	9,220	—	9,220
Total liabilities	$30,612	$10,077	$40,689
Fair value of net assets (excluding goodwill)				$29,713
DowDuPont goodwill attributable to DuPont [3]				$45,386	O

1.	Reflects assets related to the DuPont divestiture commitment in connection with obtaining regulatory approval for the Merger. See Note 8 for additional information.

2.	Management determined the carrying values approximated fair value.
3. Excludes $11 million of goodwill reclassified to "Assets held for sale" related to the DuPont divestiture commitment in connection with obtaining regulatory approval for the Merger.

NOTE 6 - ADJUSTMENTS TO PRO FORMA BALANCE SHEET

Explanations of the adjustments to the pro forma balance sheet are as follows:

A.	Represents the preliminary adjustment to record DuPont's noncontrolling interests at fair value.

B.
Represents the market value of DuPont’s issued and outstanding preferred stock at August 31, 2017. This preferred stock is unaffected by the Merger and is therefore reflected in "Noncontrolling interests" on the pro forma balance sheet.

C.
Represents the preliminary fair value of "Inventories," which considers replacement cost for materials and net realizable value for work-in-process and finished goods. DowDuPont will recognize the increased value of inventory in cost of sales as the inventory is sold. This increase is not reflected in the pro forma statements of income because it does not have a continuing impact.

D.
Represents the derecognition of prepaid taxes ($122 million) and deferred charges ($415 million), and recognition of deferred income tax assets ($51 million) associated with the tax effects of pre-acquisition intra-entity transactions. The fair value adjustment to "Deferred income tax assets" also includes a reduction of $2,315 million to reflect the netting of deferred income tax liabilities resulting from purchase accounting in certain tax jurisdictions.

E.
Represents the preliminary fair value adjustment to assets classified as "Assets held for sale" relating to the DuPont divestiture commitment in connection with obtaining regulatory approval for the Merger. See Note 8 for additional information.

F.
Represents the preliminary fair value of investments in companies accounted for using the equity method and resulting adjustments to increase "Investment in nonconsolidated affiliates" ($988 million) and decrease "Accrued and other current liabilities" ($10 million).

G.	Represents the preliminary fair value and resulting adjustment to "Net property." The preliminary amounts assigned to net property and estimated weighted average useful lives are as follows:

Property Values In millions, except where indicated	Preliminary Fair Value	Estimated Weighted Average Useful Life (in years)
Land and land improvements	$939	Indefinite
Buildings	2,558	19
Machinery and equipment	7,564	12
Construction in process	963	N/A
Total fair value of DuPont net property	$12,024
Less: DuPont's historical net property [1]	8,585
Pro forma adjustment	$3,439
1. Excludes net property held for sale.

H.
Represents the preliminary fair value and resulting adjustment to "Other intangible assets, net." The preliminary amounts assigned to other intangible assets and estimated weighted average useful lives are as follows:

Other Intangible Assets Values In millions, except where indicated	Preliminary Fair Value	Estimated Weighted Average Useful Life (in years)
Intangible assets with finite lives:
Developed technology	$4,120	12
Trademarks/tradenames	1,073	12
Customer-related	9,430	18
Microbial cell factories	430	23
Other	295	15
Total other intangible assets with finite lives	$15,348
Intangible assets with indefinite lives:
In-process research and development	656
Germplasm	6,773
Trademarks/tradenames	5,060
Total other intangible assets with indefinite lives	$12,489
Total fair value of DuPont other intangible assets	$27,837
Less: DuPont's historical other intangible assets	3,623
Pro forma adjustment	$24,214

I.
Represents the preliminary adjustments to reduce "Deferred income tax assets" ($170 million, with a corresponding decrease to "Retained earnings") and reflect purchase accounting adjustments ($172 million) associated with certain historical net operating losses that will not be fully realized as a result of the Merger.

J.	Represents the elimination of deferred planned major maintenance activities as a result of the preliminary fair value adjustment to "Net property" ($237 million).

K.	Represents the preliminary adjustment of $570 million to record DuPont’s long-term debt at fair value, which includes the elimination of deferred financing costs.

L.	Represents the preliminary adjustment of $14 million to reduce DuPont’s deferred revenue to fair value.

M.
Represents the preliminary adjustment to record "Deferred income tax liabilities" of $10,702 million associated with the fair value adjustments to assets acquired and liabilities assumed and a decrease of $2,315 million for tax jurisdictions with offsetting deferred income tax assets. The preliminary adjustment was determined using statutory tax rates by jurisdiction, resulting in a blended statutory tax rate of 29.2 percent, which management believes provides a reasonable basis for the pro forma adjustments. The fair value adjustment to "Deferred income tax liabilities" also includes a preliminary adjustment of $546 million reflecting the impact of the Company's determination as to the reinvestment strategy of DuPont's acquired foreign operations.

N.	Represents the preliminary adjustment of $598 million to reflect DuPont’s pension and other postretirement benefits in accordance with ASC Topic 715, "Compensation - Retirement Benefits."

O.
Represents the excess of the consideration over the preliminary fair value of the assets acquired and liabilities assumed. Goodwill will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. Goodwill is not expected to be deductible for income tax purposes.

P.	Represents the elimination of accounts receivable and accounts payable resulting from transactions between Dow and DuPont.

Q.
Represents the estimated cash payments to settle lump-sum payouts attributable to change-in-control provisions within Dow’s Executive Supplemental Retirement Plan ("ESRP") ($930 million) and Elective Deferral Plan ($62 million). For Dow’s ESRP, the short-term portion of the pension liability included in "Accrued and other current liabilities" ($37 million), the long-term portion of the pension liability ($823 million), and related accumulated other comprehensive loss ($390 million) were eliminated. The net effect of these adjustments resulted in a $522 million decrease to "Retained earnings."

R.	Represents the estimated cash payments to settle severance of $25 million attributable to change-in-control provisions within certain employee agreements.

S.	Represents one-time transaction-related expenses of $153 million incurred prior to, or concurrent with, the closing of the Merger.

T.	Represents the adjustment to record an intangible asset and current liability attributable to change-in-control provisions within certain Dow licensing agreements ($75 million).

U.	The following table summarizes the pro forma adjustments impacting equity:

Stockholders' Equity In millions	Adjustments to Historical Equity	New Equity Structure	Other Items	Pro Forma Adjustments
Preferred stock	$(237)	$—	$—	$(237)
Common stock	(286)	(3,084)	—	(3,370)
Additional paid-in-capital	(11,424)	76,731	—	65,307
Retained earnings	(16,233)	—	(870)	(17,103)
Accumulated other comprehensive loss	9,065	—	390	9,455
Treasury stock at cost	6,727	1,033	—	7,760
Total stockholders' equity	$(12,388)	$74,680	$(480)	$61,812
Noncontrolling interests	213	—	—	213
Total equity	$(12,175)	$74,680	$(480)	$62,025

Adjustments to Historical Equity: Represents the elimination of DuPont’s historical stockholders’ equity, the market value of the DuPont preferred stock reflected as noncontrolling interests in the combined company and the fair value adjustment to DuPont's historical noncontrolling interests.
New Equity Structure: Represents (i) the allocation of the preliminary consideration of $74,680 million to common stock at the DowDuPont par value of $0.01 per share ($11 million) and additional paid-in-capital ($74,669 million), (ii) the adjustment to Dow’s historical common stock for the DowDuPont par value of $0.01 per share with a corresponding increase to "Additional paid-in-capital" ($3,095 million), and (iii) the elimination of Dow’s historical "Treasury stock at cost" (as set forth in the Merger Agreement) as a decrease to "Additional paid-in-capital" ($1,033 million).
Other Items: Represents the net impact of the nonrecurring transaction items to "Retained earnings" and "Accumulated other comprehensive loss," which are discussed within Note 6 (I / Q / R / S).

NOTE 7 - ADJUSTMENTS TO PRO FORMA STATEMENTS OF INCOME

Explanations of the adjustments to the pro forma statements of income are as follows:

A.
Transactions between Dow and DuPont have been eliminated as if Dow and DuPont were consolidated affiliates for the periods presented. Sales and cost of sales of $126 million in the first six months of 2017 and $216 million in 2016 have been eliminated from the pro forma statements of income.

B.	Represents the elimination of one-time transaction costs directly attributable to the Merger of $78 million in the first six months of 2017 and $259 million in 2016.

C.
Represents estimated additional depreciation expense related to the preliminary fair value adjustment to net property. The table below is a summary of the information used to calculate the pro forma increase in depreciation expense. Amounts may not compute across individual lines of the table below; differences are due to rounding.

Depreciation Expense	Preliminary Fair Value	Estimated Weighted Average Useful Life (in years)	Pro Forma Depreciation Expense
In millions			Six Months Ended Jun 30, 2017	Year Ended Dec 31, 2016
Land and land improvements	$939	Indefinite	$—	$—
Buildings	2,558	19	108	219
Machinery and equipment	7,564	12	536	1,085
Construction in process	963	N/A	—	—
Total	$12,024		$644	$1,304
Less: DuPont's historical depreciation expense			445	906
Total pro forma adjustment for depreciation			$199	$398
Pro forma adjustment allocated to:
Cost of sales			$163	$326
Research and development expenses			14	29
Selling, general, and administrative expenses			22	43
Total			$199	$398

D.
Estimated additional amortization expense of $443 million in the first six months of 2017 and $886 million in 2016 related to the fair value adjustment to DuPont's intangible assets is reflected in "Amortization of intangibles."

E.
Represents a reduction to "Equity in earnings of nonconsolidated affiliates" of $11 million in the first six months of 2017 and $25 million in 2016 related to amortization of the fair value adjustment to DuPont's investment in nonconsolidated affiliates.

F.	Represents a reduction of interest expense of $60 million in the first six months of 2017 and $120 million in 2016 related to amortization of the fair value adjustment to DuPont’s long-term debt.

G.
Represents the income tax effect of the pro forma adjustments related to the Merger calculated using statutory tax rates by jurisdiction, resulting in a blended statutory tax rate (inclusive of state taxes) of 35.1 percent in the first six months of 2017 and 35.2 percent in 2016. Management believes the blended statutory tax rate provides a reasonable basis for the pro forma adjustments, however, the effective tax rate of DowDuPont could be significantly different depending on the mix of activities.

H.	Represents the historical dividends for DuPont Preferred Stock, which remain outstanding and unaffected by the Merger, reflected as "Noncontrolling interests" in the combined company.

I.
Represents a net increase to "Cost of sales" of $15 million in the first six months of 2017 and zero in 2016, due to conforming DuPont's accounting policy of deferring and amortizing expense for planned major maintenance activities to Dow's accounting policy of directly expensing the costs as incurred.

NOTE 8 - DIVESTITURES

The following is a summary of the divestitures agreed to with certain regulatory agencies in connection with obtaining approval for the Merger. The pro forma financial statements have been adjusted to reflect these divestitures.

As a condition of the European Commission's ("EC") regulatory approval, Dow and DuPont made certain divestiture commitments. Following completion of the Merger, Dow divested its global Ethylene Acrylic Acid ("EAA") copolymers and ionomers business to SK Global Chemical Co., Ltd. (collectively, the "Dow Divested Assets"). The pro forma balance sheet gives effect to the sale of the Dow Divested Assets, including the elimination of the related assets and liabilities, and the proceeds and taxes arising from the sale transaction. The pro forma statements of income give effect to the elimination of "Net sales," "Cost of sales" and other expenses related to the Dow Divested Assets.

DuPont made a commitment to the EC to divest its Cereal Broadleaf Herbicides and Chewing Insecticides portfolios as well as its Crop Protection research and development ("R&D") pipeline and organization (excluding seed treatment, nematicides, late-stage R&D programs and certain personnel needed to support marketed products and R&D programs that will remain with DuPont) (collectively, the "DuPont Divested Ag Assets"). On March 31, 2017, DuPont entered into an agreement with FMC Corporation ("FMC") whereby FMC will acquire the DuPont Divested Ag Assets and DuPont will acquire FMC's Health and Nutrition business segment, excluding its Omega-3 products (the "H&N Business"). DuPont's transaction with FMC is expected to close in the fourth quarter of 2017, subject to customary closing conditions. The pro forma balance sheet gives effect to the reclassification of historical assets and liabilities related to the DuPont Divested Ag Assets to "Assets held for sale" and "Liabilities held for sale." The pro forma statements of income give effect to the elimination of "Net sales," "Cost of sales" and other expenses related to the DuPont Divested Ag Assets. DuPont's acquisition of the H&N Business has not been reflected in the pro forma financial statements as it is individually insignificant in accordance with Rules 1-02(w) and 3-05 of Regulation S-X.

As a condition of Brazil's Administrative Council for Economic Defense ("CADE") regulatory approval, Dow will divest a select portion of Dow AgroSciences' corn seed business in Brazil, including some seed processing plants and seed research centers, a copy of Dow AgroSciences' Brazilian corn germplasm bank, the MORGAN™ brand and a license for the use of the DOW SEMENTES™ brand for a certain period of time (collectively, the "DAS Brazil Assets"). On July 11, 2017, Dow announced it had entered into a definitive agreement to sell the DAS Brazil Assets to CITIC Agri Fund. Closing is expected in the fourth quarter of 2017. The pro forma balance sheet gives effect to the reclassification of historical assets and liabilities related to the DAS Brazil Assets to "Assets held for sale" and "Liabilities held for sale." The pro forma statements of income give effect to the elimination of "Net sales," "Cost of sales" and other expenses related to the DAS Brazil Assets.

™ Trademark of The Dow Chemical Company ("Dow") or E. I. du Pont de Nemours and Company ("DuPont") or affiliated companies of Dow or DuPont.

NOTE 9 - DOWDUPONT EARNINGS PER SHARE INFORMATION

The table below contains a reconciliation of the numerator for basic and diluted earnings per share calculations for the periods indicated.

Net Income for Earnings Per Share Calculations In millions	Six Months Ended Jun 30, 2017	Year Ended Dec 31, 2016
Net income from continuing operations attributable to DowDuPont Inc.	$3,727	$5,687
Preferred stock dividends [1]	—	(340)
Net income attributable to participating securities [2]	(10)	(22)
Net income from continuing operations attributable to common stockholders - basic and diluted	$3,717	$5,325

1.
On December 30, 2016, Dow converted its outstanding shares of Cumulative Convertible Preferred Stock, Series A ("Dow Preferred Stock") into shares of Dow Common Stock. As a result of this conversion, no shares of Dow Preferred Stock are issued or outstanding.

2.
Reflects amounts as reported by Dow in its Quarterly Report on Form 10-Q and Annual Report on Form 10-K for the periods presented. Dow's practice of paying dividend equivalents on unvested shares for its deferred stock awards is assumed to carry forward to the DowDuPont deferred stock awards for this calculation.

The tables below contain reconciliations of the denominator for basic and diluted earnings per share calculations for the periods indicated.

Conversion of DuPont Common Stock to DowDuPont Common Stock	Aug 31, 2017

DuPont Common Stock outstanding - basic	868.3
Conversion ratio set forth in Merger Agreement	1.2820
DuPont converted common stock outstanding - basic	1,113.2

Conversion of Dilutive Effect of DuPont Equity Awards to DowDuPont Equity Awards Shares in millions	Six Months Ended Jun 30, 2017	Year Ended Dec 31, 2016
Dilutive effect of DuPont equity awards (rounded) [1]	4.4	4.5
Conversion ratio set forth in Merger Agreement	1.2820	1.2820
Dilutive effect of converted DuPont equity awards (rounded)	5.7	5.7
1. Reflects amounts as reported by DuPont in its Quarterly Report on Form 10-Q and Annual Report on Form 10-K for the periods presented.

DowDuPont Common Stock Outstanding - Basic and Diluted Shares in millions	Six Months Ended Jun 30, 2017	Year Ended Dec 31, 2016
Dow weighted-average common stock outstanding - basic [1,2]	1,207.2	1,108.1
DuPont converted common stock outstanding - basic	1,113.2	1,113.2
DowDuPont Common Stock outstanding - basic	2,320.4	2,221.3
Dilutive effect of Dow equity awards [1]	18.3	15.1
Dilutive effect of converted DuPont equity awards	5.7	5.7
DowDuPont Common Stock outstanding - diluted	2,344.4	2,242.1

1.	Reflects amounts as reported by Dow in its Quarterly Report on Form 10-Q and Annual Report on Form 10-K for the periods presented.

2.
On December 30, 2016, Dow converted 4 million shares of Dow Preferred Stock into 96.8 million shares of Dow Common Stock. As a result of this conversion, 96.8 million shares for the period ended June 30, 2017 (0.5 million shares for the period ended December 31, 2016) are included in "Dow weighted-average common stock outstanding - basic."